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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): December 18, 2008

                            IVIVI TECHNOLOGIES, INC.
               (Exact Name of Registrant as Specified in Charter)


             NEW JERSEY                  001-33088              22-2956711
             ----------                  ---------              ----------
   (State Or Other Jurisdiction         (Commission            (IRS Employer
          Of Incorporation)             File Number)         Identification No.)


                   135 CHESTNUT RIDGE ROAD, MONTVALE, NJ 07645
               (Address of Principal Executive Offices)(Zip Code)

                                 (201) 476-9600
                          Registrant's Telephone Number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))



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ITEM 1.01.     ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

         On December 18, 2008, Ivivi Technologies, Inc. (the "Company") entered into a sales and distribution agreement (the "Agreement") with RecoverCare, LLC ("RecoverCare"), a provider of services and products in the chronic wound field primarily to long-term acute care hospitals, acute care facilities and veterans administration long-term care facilities (collectively, the "Market"). Pursuant to the Agreement, the Company granted RecoverCare (i) the exclusive right to market, sell and distribute certain of the Company's products, including future versions thereof (collectively, the "Products") for the reduction of pain and edema in chronic and acute wounds (the "Field") to long-term acute care hospitals within the United States and (ii) the non-exclusive right to market, sell and distribute the Products in the Field to acute care facilities and veterans administration long-term care facilities within the United States. Pursuant to the Agreement, RecoverCare is required to use its commercially reasonable efforts to sell, market and distribute all Product in the Field in the Market in the United States and may only market, sell and distribute the Products in the Field in the Market in the United States in accordance with the Agreement.

         Under the Agreement, RecoverCare is required to purchase the Products from the Company at pre-determined prices, which prices may be changed from time to time by the Company after a minimum period of advance written notice to RecoverCare. In addition to the cost of the Products, RecoverCare also is required to make payments to the Company with respect to sales and rentals of certain of the Products, which payments shall be based on RecoverCare's gross profits on such sales and rentals, subject to certain minimum payments. RecoverCare will take over certain of the Company's current accounts within the Market with respect to which the Company is entitled to receive a percentage of revenues generated therefrom. The Company will be responsible for the provision of warranty support for the Products in accordance with the Company's standards and policies set forth in the Agreement and for the reimbursement of certain of RecoverCare's expenses.

         The Agreement has a three year term beginning on December 18, 2008, and will be effective with respect to the distribution and revenue sharing obligations as of January 1, 2009. The Agreement may be terminated earlier (i) by the mutual agreement of the parties at any time; (ii) by one party upon a breach by the other party of any of its obligations thereunder, which breach is not cured within 30 days following notice of such breach; (iii) by the Company if RecoverCare has not satisfied the minimum purchase requirements and RecoverCare is unable to cure such breach within 15 days; or (iv) upon the dissolution of either party or commencement of any bankruptcy or insolvency proceeding by or against either party. In addition, upon the occurrence of certain other events, the Company may terminate the Agreement provided that the Company makes a buy-out payment to RecoverCare in accordance with the terms of the Agreement.

         The Agreement includes other terms and conditions, including provisions regarding regulatory responsibilities, audit rights, insurance, indemnification and confidentiality.

         The description of the Agreement set forth herein does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which will be filed as an exhibit to the Company's Quarterly Report on Form 10-Q for the quarter ending December 31, 2008, portions of which the Company intends to seek confidential treatment from the Securities and Exchange Commission. A copy of the Company's press release, dated December 23, 2008, is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

    (d)    Exhibits

           99.1      Press Release, dated December 23, 2008.



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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.



                                              IVIVI TECHNOLOGIES, INC.


                                              By:/s/ Steven Gluckstern
                                                 ------------------------
                                                 Name:  Steven Gluckstern
                                                 Title:   Chairman and CEO


Date:    December 23, 2008